UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2010

ACCESS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Stemmons Freeway, Suite 176
Dallas, TX 75207
(Address of principal executive offices) (Zip Code)

(214) 905-5100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
         -------------------------------------------------------------

On January 22, 2010, we entered into securities purchase agreements (the “Purchase Agreements”) with accredited investors whereby we agreed to sell certain units.  Each unit consists of one share of our common stock, par value $0.01 per share (“Common Stock”) and a warrant (“Warrant”) to acquire one-half of one share of Common Stock at an exercise price of $3.00 per whole share of Common Stock.  The units were issued at a price of $3.00 per unit.  In the aggregate we sold 2.1 million units for an aggregate purchase price of $6.3 million.  As a result we issued 2.1 million shares of our Common Stock and Warrants to acquire 1.05 million shares of our Common Stock at an exercise price of $3.00 per share.

Common Stock Purchase Warrants

The Warrants issued upon closing will be exercisable for an aggregate of 1.05 million shares of our Common Stock at an exercise price of $3.00 per share. The warrants can also be exercised on a cashless basis. The warrants expire on January 22, 2015. The warrant exercise price is subject to adjustment, under certain circumstances, including an equitable adjustment for stock splits, dividends, combinations, reorganizations and the like.

Placement Agent Agreement

In exchange for its services as placement agent, upon the closing of our sale of units as described above, we are obligated to pay Rodman & Renshaw, LLC. (“Rodman”) a cash fee of up to approximately $375,000.  In addition we are also obligated to issue warrants to purchase up to approximately 62,500 shares of common stock at an exercise price of 3.00 per share.

ITEM 7.01 REGULATION FD DISCLOSURE
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A copy of the press release issued by us on January 22, 2010 announcing the signing of the Purchase Agreement is filed as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
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(c) Exhibits

Number	Title

99.1	Press Release dated January 22, 2010 entitled “Access Pharmaceuticals Raises $6.3 million In Registered Direct Offering”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Pharmaceuticals, Inc.
(Registrant)

By:   /s/ Stephen B. Thompson
       ------------------------------
       Stephen B. Thompson
       Vice President and
       Chief Financial Officer

Dated  January  27, 2010

2

EXHIBIT INDEX

Number	Title

99.1	Press Release dated January 22, 2010 entitled “Access Pharmaceuticals Raises $6.3 million In Registered Direct Offering”